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Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders Aquila, Inc.:

        We consent to the incorporation by reference into Aquila, Inc.'s previously filed registration statements on Form S-3 (Nos. 333-88280 and 333-67822) and on Form S-8 (Nos. 333-92294, 333-68042, 333-68040, 333-68044, 333-67820, 333-66233, 033-45525, 033-50260, 333-19671, 333-91305, 333-94955, 333-30742, and 333-77703) of our reports dated February 28, 2008, with respect to the consolidated balance sheets of Aquila, Inc. as of December 31, 2007 and 2006, and the related consolidated statements of income, common shareholders' equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2007, and all related consolidated financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Aquila, Inc. Our report refers to Aquila, Inc.'s adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, Accounting for Income Taxes, and FSP AUG AIR-1, Accounting for Planned Major Maintenance Activities.

/s/ KPMG LLP

Kansas City, Missouri
February 29, 2008

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm